EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, James P. Burns, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

•

the Annual Report of Silver Spring Networks, Inc. on Form 10-K for the year ended December 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Silver Spring Networks, Inc.

Date: March 2, 2015	/s/ James P. Burns
James P. Burns
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)